                                    MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                  (Page 1 of 2)
                     COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                     ------------------------------------------------------------

                                (In thousands, except per share amounts)

                                                                     FOR THE                   FOR THE
                                                                THREE MONTHS ENDED         SIX MONTHS ENDED
                                                              ----------------------    ----------------------
                                                              June  30,    June  30,    June  30,    June  30,
PRIMARY                                                         1995         1994         1995         1994
-------                                                       ---------    ---------    ---------    ---------
Net income                                                    $  67,496    $  57,082    $  94,454    $  81,151

Deduct: Dividends on convertible preference stock                (1,099)      (1,223)      (2,198)      (2,446)
                                                              ---------    ---------    ---------    ---------
Net income applicable to common shares                        $  66,397    $  55,859    $  92,256    $  78,705
                                                              =========    =========    =========    =========

Applicable Shares for Computation of Income per Share:
------------------------------------------------------

Weighted average common shares outstanding                      221,122      221,499      221,042      218,423
Weighted average common equivalent shares arising from:
      Dilutive stock options                                      2,373        2,224        2,142        2,986
      Fisher-Price warrants                                         729          905          716          915
      Restricted stock                                              329           95          320           94
                                                              ---------    ---------    ---------    ---------
Weighted average number of common and common
  equivalent shares                                             224,553      224,723      224,220      222,418
                                                              =========    =========    =========    =========

Income Per Common Share:
------------------------

Net income per common share                                   $    0.30    $    0.25    $    0.41    $    0.35
                                                              =========    =========    =========    =========



                                    MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                  (Page 2 of 2)
                     COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                     ------------------------------------------------------------

                                (In thousands, except per share amounts)

                                                                     FOR THE                   FOR THE
                                                                THREE MONTHS ENDED         SIX MONTHS ENDED
                                                              ----------------------    ----------------------
                                                              June  30,    June  30,    June  30,    June  30,
FULLY DILUTED                                                  1995 (a)     1994 (b)     1995 (a)     1994 (b)
-------------                                                 ---------    ---------    ---------    ---------
Net income                                                    $  67,496    $  57,082    $  94,454    $  81,151

Add:    Interest savings, net of tax, applicable to:
         Assumed conversion of 8% convertible debentures              -            -            -          628

Deduct: Impact of required ESOP dividends or
         contributions upon conversion                                -       (1,223)           -       (2,446)
                                                              ---------    ---------    ---------    ---------
Net income applicable to common shares                        $  67,496    $  55,859    $  94,454    $  79,333
                                                              =========    =========    =========    =========

Applicable Shares for Computation of Income per Share:
------------------------------------------------------

Weighted average common shares outstanding                      221,122      221,499      221,042      218,423
Weighted average common equivalent shares arising from:
      Dilutive stock options                                      2,722        2,251        2,805        3,185
      Fisher-Price warrants                                         743          905          743          928
      Assumed conversion of convertible preference stock            738        2,026          738        2,026
      Restricted stock                                              371          124          371          124
      Assumed conversion of 8% convertible debentures                 -            -            -        2,612
                                                              ---------    ---------    ---------    ---------
Weighted average number of common and common
  equivalent shares                                             225,696      226,805      225,699      227,298
                                                              =========    =========    =========    =========

Income Per Common Share:
------------------------

Net income per common share                                   $    0.30    $    0.25    $    0.42    $    0.35
                                                              =========    =========    =========    =========

(a) - This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

(b) - This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
